                                                                   Exhibit 10.22


                              TELECORP PCS, INC.
                             RESTRICTED STOCK PLAN

                             SHARE GRANT AGREEMENT
                             ---------------------

          THIS AGREEMENT is entered into by and between TeleCorp PCS, Inc., a Delaware Corporation (the "Company"), and Steven Chandler, an employee of the Company (hereinafter the "Executive").

          WHEREAS, the Company adopted the TeleCorp PCS, Inc. 1998 Restricted Stock Plan (the "Plan") on July 16, 1998 in order to be able to award certain preferred and common shares of the Company to certain executives of the Company so as to give them a proprietary interest in the Company's success and to ensure their continuation as employees of the Company; and

          WHEREAS, the Executive renders important services to the Company or a subsidiary of the Company, and the Company desires to award shares to the Executive under the Plan;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

          1.  Issuance of Grant Shares.  The Company hereby grants to the
              ------------------------
Executive and the Executive hereby accepts from the Company upon the terms and conditions hereinafter set forth, 255.59 shares of Series E Preferred Stock of the Company and 520.92 shares of Class A Voting Common Stock of the Company (the "Grant Shares"). The effective date of issuance of the Grant Shares is the date hereof. Upon execution of this Agreement, the Company hereby agrees to issue to the Executive one or more certificates in his name for the Grant Shares. The Grant Shares will be validly issued and outstanding, fully paid and non-assessable. The Grant Shares will be held by the Company in the name of the Executive until fully vested pursuant to Section 4, below.

          2.  Other Conditions and Limitations.  The Grant Shares are granted on
              --------------------------------
the condition that the receipt of the Grant Shares hereunder shall be for investment purposes and not with a view to resale or distribution, except that such condition shall be inoperative if the reoffering of

Grant Shares is registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such Grant Shares may be resold without registration.

          3.   Relationship to Plan.  The Grant Shares granted pursuant to this
               --------------------
Agreement have been granted pursuant to the Plan and are in all respects subject to the terms, conditions and definitions of the Plan. The Executive hereby accepts the Grant Shares subject to all the terms and provisions of the Plan and agrees that all decisions and the interpretations of the Plan by the Compensation Committee of the Board of Directors of the Company (the "Committee") shall be final, binding and conclusive upon the Executive and his heirs.

          4.   Forfeiture of Grant Shares.  The Grant Shares shall vest in
               --------------------------
accordance with the schedule set forth on Schedule B of the Plan.  In addition,
                                          ----------
the following forfeiture provisions are hereby imposed upon the Grant Shares and shares issued in respect of such Grant Shares as share dividends or as share splits, or otherwise (the term "Grant Shares" as used in this Agreement to include all such shares):

               (a) Except as provided in paragraph (b), the Executive must remain employed by the Company or any of its subsidiaries during the vesting periods set forth on Schedule B of the Plan to vest in such
                                       ----------
          Grant Shares. If the Executive fails to satisfy such requirements and is not otherwise vested under paragraph (b), the Executive shall forfeit and transfer to one or more persons designated by the Committee, all unvested Grant Shares granted pursuant to this Agreement.

               (b) If the Executive's employment with the Company or one of its subsidiaries terminates prior to vesting in any Grant Shares issued pursuant to this Agreement by reason of his retirement under a retirement plan maintained by the Company or one of its subsidiaries, the Committee may, in its sole discretion, specify that the Executive become vested at that time, at a future date or upon the completion of such other conditions as the Committee, in its sole discretion, may provide.

               (c) Executive further agrees that the Grant Shares shall be subject to repurchase by the Company at a repurchase price of $.01 per share in accordance with the terms of Exhibit A attached hereto.
                                                ---------

          (d) Within 30 days of an event giving rise to a forfeiture under paragraphs (a) or (b) hereof, the Executive shall deliver to one or more persons specified by the Committee, all certificates representing the Grant Shares which have been forfeited together with stock powers validly assigning such Grant Shares to such other persons as the Committee may designate. The Company shall make no payment to the Executive with respect to any Grant Shares so forfeited.

          (e) If the Executive fails to comply with any of the provisions of this Section 4, the Company, at its option and in addition to its other remedies, may suspend the rights of the Executive to vote and to receive future dividends on the Grant Shares which have been forfeited or may refuse to register on its books any transfer or change in the ownership of the Grant Shares which have been forfeited or in the right to vote thereon, until the provisions of this Section 4 are complied with to the satisfaction of the Company. To ensure compliance with the terms of this Agreement, the Company may issue to its transfer agent appropriate stop transfer instructions with respect of the Grant Shares (including without limitation any vested Grant Shares).

     5.   Nontransferability of Shares.  Any Grant Shares which are not vested,
          ----------------------------
as specified in Section 4 above, shall be non-transferable by the Executive. Transfer of Grant Shares which are vested is further restricted pursuant to the terms of a Stockholders' Agreement by and among Executive, the Company, AT&T PCS, TWR Cellular and the Cash Equity Investors, TeleCorp Investors and Management Stockholders identified therein, executed as of the date hereof (the "Stockholders' Agreement").

     6.   Legends.  Each certificate representing Grant Shares shall contain
          -------
legends in substantially the form set forth in Section 4.1(a) and (b) of the Stockholders' Agreement.

     7.   Rights as Shareholder.  Except as otherwise provided in the Plan or
          ---------------------
this Agreement, the Executive shall have all of the rights of a shareholder of the Company with respect to the Grant Shares registered in his name, including the right to vote such Grant Shares and receive the dividends and other distributions paid or made with respect to such Grant Shares.

     8.   No Employment Commitment; Tax Treatment.  Nothing herein contained
          ---------------------------------------
shall be deemed to be or constitute an agreement or commitment by the Company to continue the Executive in its employ. The Company makes no representation about the tax treatment to the

Executive with respect to receiving, holding or disposing of the Grant Shares, and the Executive represents that he has had the opportunity to discuss such treatment (including the application of Section 83 of the Code) with his tax adviser.

     9.   Governing Law.  This Agreement shall be subject to and construed in
          -------------
accordance with the law of Commonwealth of Delaware.

     10.  Withholding Tax.  The Company shall have the right to require the
          ---------------
Executive to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to the Grant Shares.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement in duplicate on this 16th day of July, 1998.



TELECORP PCS, INC.                  EXECUTIVE



By: /s/ Thomas Sullivan             /s/ Steven Chandler
    ------------------------        -------------------
                                    Steven Chandler

                                   Exhibit A
                                   ---------

DEFINITIONS.
------------

      "Base Shares" means 260.46 shares of Class A Voting Common Stock and
255.59 shares of Series E Preferred Stock or, if the Supplemental Shares have theretofore been repurchased pursuant to Section (b)(1)(i) or (b)(2), 249.47 shares of Class A Voting Common Stock and 245.00 shares of Series E Preferred Stock.

      "Company Merger" shall mean any merger, combination or consolidation of the Company or one of its subsidiaries with or into any other entity (regardless of who survives).

      "Company Asset Sale" shall mean any sale or disposition of a substantial portion of the Company's assets.

      "Deemed Per Share Value" means (A) in the case of an Extraordinary Event specified in clause (x) or (y) of the definition thereof, (1) the fair market value of all of the assets of the Company and its Subsidiaries at the time of any calculation of such value, less (x) any expenses which would be incurred solely in connection with the disposition of such assets, (y) the aggregate amount of all liabilities of the Company and (z) the aggregate redemption price of all outstanding shares of all series of Preferred Stock of the Company that are not then convertible into Common Stock at the option of the holder thereof (or if any such series is not then redeemable, the aggregate liquidation preference thereof), all as determined in good faith by the Board of Directors, divided by (2) the number of shares of Common Stock outstanding on a Fully Diluted Basis, and (B) in the case of an Extraordinary Event specified in clause
(z) of the definition thereof, the per share offering price of the Common Stock issued in connection with the public offering occurring on the IPO Date.

      "Extraordinary Event" means (x) the consummation of a Company Merger after giving effect to which the cash equity investors (as defined by the Company) in the aggregate shall beneficially own on a Fully Diluted Basis less than 33% of the capital stock or other equity interests in the surviving entity,
(y) the consummation of a Company Asset Sale or (z) the occurrence of the IPO Date.

      "Extraordinary Event Shares" means a number of Grant Shares equal to
260.46 shares of Class A Voting Common Stock, or, if the Supplemental Shares have theretofore been repurchased, 249.48 shares of Class A Voting Common Stock.

      "Fully Diluted Basis" means, with respect to the shares of Common Stock outstanding, all of the shares of all classes of

Common Stock then outstanding (regardless of whether subject to repurchase), plus all the shares of Common Stock issuable upon the exercise of outstanding options or convertible securities that are then convertible into Common Stock at the option of the holder thereof; provided that for the purpose of calculating
                                  --------
the number of shares of Common Stock outstanding on a Fully Diluted Basis in order to determine whether the Internal Rate of Return pursuant to Section (b)
(3) equals (A) more than 30% but less than 35%, none of the Extraordinary Event Shares shall be deemed to be outstanding, and (B) 35% or more, one-half of the Extraordinary Event Shares shall be deemed to be outstanding.

      "IPO Date" shall mean the first date on which (a) the Class A Voting Common Stock shall have been registered pursuant to an effective registration statement under the Securities Act of 1933, (b) the aggregate gross proceeds received by the Company in connection with such registration statement(s) equals or exceeds $20 million, and (c) the Class A Voting Common Stock shall be listed for trading on the New York Stock Exchange or the American Stock Exchange or authorized for trading on NASDAQ, including without limitation its National Market system.

      "Supplemental Closing" shall mean the consummation by the Company or one of its wholly-owned subsidiaries of an acquisition of F-Block PCS Licenses in respect of one million or more POPs from Mercury PCS, LLC or its designee.

      1. "Subsidiaries" means any entity in which the Company owns, directly or indirectly, 50% or more of the voting power of the voting equity securities or equity interests.

      "Supplemental Shares" means 10.59 shares of Series E Preferred Stock and
21.97 shares of Class A Voting Common Stock.

Repurchase of Shares.
--------------------

      Repurchase Upon Termination. Following the termination of Executive's employment with the Company, for any reason, each Executive shall sell to the Company, and the Company shall purchase from each Executive, at a repurchase price of $.01 per share: (i) first, if and only if the termination occurs prior to January 23, 2000, Executive's Supplemental Shares; (ii) second, if and only if the termination occurs prior to the occurrence of an Extraordinary Event, Executive's Extraordinary Event Shares; (iii) third, if and only if the termination occurs after the occurrence of an Extraordinary Event, Executive's Extraordinary Event Shares that have not theretofore vested pursuant to this Agreement; and (iv) fourth, Executive's Base Shares that have not theretofore vested pursuant to this Agreement.

          Repurchase In Absence of SupplementaL Closing. If and only if the Supplemental Closing shall not have occurred on or before January 23, 2000, each Executive shall sell to the Company, and the Company shall purchase from each Executive, his Supplemental Shares.

          Repurchase Upon Extraordinary Event. Upon the occurrence of an Extraordinary Event, Executive shall sell to the Company, and the Company shall purchase from Executive, the percentage of his Extraordinary Event Shares set forth opposite the Internal Rate of Return realized by the Cash Equity Investors (as defined by that certain Stockholders' Agreement by and among AT&T Wireless PCS, Inc., the Cash Equity Investors, Management Stockholders and TeleCorp PCS, Inc., dated as of July 17, 1998) as set forth on the chart below in connection with the applicable Extraordinary Event:


              Internal Rate of
              Return Realized by             Percentage of Extraordinary
              Cash Equity Investors          Event Shares to be Repurchased
              ---------------------          ------------------------------

              Less than 30%                  100%

              30% or more but less
              than 35%                       50%

              35% or more                    0%


          For the purpose of this paragraph, the Cash Equity Investors will be deemed to have "realized an Internal Rate of Return" of any percentage specified, as of any date, when (i) the aggregate amount of all distributions actually made in respect of the Cash Equity Investors' Series C Preferred Stock and Common Stock, plus an amount equal to interest thereon at the rate of 10% per annum, compounded annually, from the date each such distribution is made to and including the date of the calculation, plus the aggregate redemption price of all outstanding shares of Series C Preferred Stock then Beneficially Owned by the Cash Equity Investors, plus the product of the Deemed Per Share Value multiplied by the number of shares of all classes of Common Stock then owned by the Cash Equity Investors, is equal to (ii) the aggregate amount of all capital contributions made by the Cash Equity Investors, plus an amount equal to interest thereon at such percentage per annum, compounded annually, from the date each such capital contribution is made to and including such date of calculation.

               The Grant Shares repurchased pursuant hereto are sometimes referred to, collectively, as the "Repurchased Shares."

          Closing of Repurchase; Assignment of Repurchase Right. The closing of a purchase and sale of Repurchased Shares shall take place on a date mutually agreed by the Executive and the Company, but in no event later than 30 days after (i) in the case of Section (b)(1), the date Executive's employment with the Company terminates or, (ii) in the case of Section (b)(2), January 23, 2000, or (iii) in the case of Section (b)(3), the occurrence of the Extraordinary Event. At each such closing, the Company shall deliver to the Executive a check in the amount of the aggregate repurchase price and, upon delivery thereof, the Company shall become the legal and beneficial owner of the Repurchased Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the shares of Preferred Stock and/or Common Stock being repurchased by the Company. Whenever the Company shall have the right to repurchase Preferred Stock and/or Common Stock hereunder, such Grant Shares shall be returned to the Plan and may be reissued by the Company.

          Escrow of Shares. The Certificate(s) representing all shares, subject to repurchase pursuant to Section (b) shall be held by the Secretary of the Company as escrow holder (the "Escrow Holder"), along with a stock power executed by the Executive in blank. The Escrow Holder is hereby directed to permit transfer of such shares only in accordance with this Agreement. In the event further instructions are desired by the Escrow Holder, he shall be entitled to rely upon written directions of the Committee. The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his own judgment. If the Company or any assignee repurchases any of the Grant Shares pursuant to this Agreement, the Escrow Holder, upon receipt of written notice of such repurchase from the proposed transferee, shall take all steps necessary to accomplish such repurchase. From time to time, upon Executive's request, the Escrow Holder shall: (i) cancel the certificate(s) held by the Escrow Holder and representing Grant Shares, (ii) cause new certificate(s) to be issued representing the number of Grant Shares no longer subject to repurchase pursuant to this Agreement, which certificate(s) the Escrow Holder shall deliver to Executive, and (iii) cause new certificate(s) to be issued representing the balance of the Grant Shares, which certificate(s) shall be held in escrow by the Escrow Holder in accordance with the provisions of this Section (d). Subject to the terms hereof, Executive shall have all the rights of a stockholder with respect to the Grant Shares while they are held in escrow, including without limitation, the right to vote the Grant Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company's repurchase right, there is (i) any stock dividend, stock split or other change in the Grant Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which Executive is entitled by reason of his ownership of the Grant Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Grant Shares" for purposes of this Agreement and the Company's repurchase right.

     After the IPO Date, Executive shall have the right to exchange certificates evidencing the number of Grant Shares no longer subject to repurchase pursuant to this Agreement, for certificates that do not contain a restrictive legend.

                            STOCKHOLDERS' AGREEMENT
                            -----------------------


     STOCKHOLDERS' AGREEMENT, dated as of July 17, 1998 (this "Agreement"), by and among AT&T WIRELESS PCS INC., a Delaware corporation (together with its Affiliated Successors, "AT&T PCS"), TWR CELLULAR, INC., a Delaware corporation (together with its Affiliated Successors, "TWR Cellular"), the investors listed on Schedule I (individually, each a "Cash Equity Investor" and, collectively, with any of its Affiliated Successors, the "Cash Equity Investors"), the Management Stockholders (defined below), TELECORP PCS, INC., a Delaware corporation (the "Company") and STEVEN CHANDLER, an employee of the Company (the "Executive"). Each of the foregoing, together with all others who, in connection with a Transfer (as hereinafter defined) are required to become a party to this Agreement (other than the Company), or with the consent of the Board of Directors (as hereinafter defined) are issued shares of Company Stock and are required as a condition of such issuance to become a party to this Agreement, are sometimes referred to herein, individually, as a "Stockholder" and, collectively, as the "Stockholders." Capitalized terms used and not defined herein shall have the meaning set forth in the Stockholders' Agreement by and between AT&T PCS, Cash Equity Investors, Management Stockholders and the Company (the "Joint Venture Stockholders' Agreement").

                                   RECITALS
                                   --------

     WHEREAS, pursuant to the terms of a Share Grant Agreement by and between Executive and the Company, of even date herewith, Executive has been granted by the Company 255.59 shares of Series E Preferred Stock and 520.92 shares of Class A Voting Common Stock (collectively, the "Grant Shares"); and

     WHEREAS, the parties desire to enter into this Agreement to impose certain restrictions with respect to the voting rights of the Grant Shares and the sale, transfer or other disposition of the Grant Shares on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

                                   ARTICLE I
                                   ---------
                             Management of Company
                             ---------------------

     Section 1.1  Board of Directors. Subject to Section 1.9, the Board of
     -----------  ------------------
Directors shall consist of thirteen (13) directors; provided, however, that the
                                                    --------  -------
number of directors constituting the Board of Directors shall be reduced in the circumstances set forth in this Section 1.1. Executive hereby agrees that he will vote all of his shares of Class A Voting Common Stock Beneficially Owned or held of record by him (whether now owned or hereafter acquired), in person or by proxy, to cause the election of directors and thereafter the continuation in office of such directors as follows:

          (a) three (3) individuals selected by holders of a Majority in Interest of the Class A Voting Common Stock Beneficially Owned by the Cash Equity Investors, in their sole discretion;

          (b) Gerald Vento (so long as he is an officer of the Company and the Management Agreement shall be in full force and effect);

          (c) Thomas Sullivan (so long as he is an officer of the Company and the Management Agreement shall be in full force and effect);

          (d) two (2) individuals (the "Series A Preferred Directors") elected by AT&T PCS in its capacity as holder of Series A Preferred Stock so long as it and TWR Cellular has the right to elect two directors in accordance with the Restated Certificate; and

          (e) (i) three (3) individuals selected by the holders of the Voting Preference Stock, which three (3) individuals shall be reasonably acceptable to holders of a Majority in Interest of the Class A Voting Common Stock Beneficially Owned by the Cash Equity Investors, and (ii) three (3) individuals selected by the holders of the Voting Preference Stock, which three (3) individuals shall be reasonably acceptable to holders of a Majority in Interest of the Class A Voting Common Stock Beneficially Owned by the Cash Equity Investors and AT&T PCS, in the reasonable discretion of such Cash Equity Investors, on the one hand, and AT&T PCS, on the other hand.

In the event that Mr. Vento or Mr. Sullivan shall cease to be an officer of the Company, or the Management Agreement shall cease to be in full force and effect, such individuals shall resign (or the holders of the Voting Preference Stock shall remove him) from the Board of Directors and the holders of the Voting Preference Stock shall select a replacement or replacements who shall be acceptable to a Majority in Interest of the Cash Equity Investors, AT&T PCS ,and TWR Cellular, in each case in its sole discretion. In the event that AT&T PCS shall cease to be entitled to elect the Series A Preferred Directors, such directors shall resign (or the other directors or Stockholders shall remove them) from the Board of Directors and the remaining directors shall take such action so that the number of directors constituting the entire Board of Directors shall be reduced accordingly. In the event that any Cash Equity Investor that has an Unfunded Commitment shall fail to satisfy any such portion of its Unfunded Commitments when due in accordance with Section 2.2 of the Securities Purchase Agreement or Section 3.10 of the Joint Venture Stockholders' Agreement, and such failure is not cured by such Cash Equity Investor within thirty-five (35) days thereof, then, until such failure is cured, the member of the Board of Directors who is designated by, or Affiliated with, such Cash Equity Investor (whether as an employee, partner, member, stockholder or otherwise) shall resign from the Board of Directors and the Person(s) who designated such member shall select an individual acceptable to AT&T PCS in its sole discretion.

          Each of One Liberty, Toronto Dominion and Northwood shall have the right, so long as it Beneficially Owns at least 5,000 shares of Series C Preferred Stock and 5,000 shares of Class A Voting Common Stock to designate one
(1) person who shall be entitled to attend the Board of Directors Meeting as an observer, including meetings during which the Company's annual budget is discussed and presented. Such observer shall have the right to receive all of the Board of Directors materials and shall also have the right to meet quarterly with the management of the Company to consult on the business affairs of the Company. In addition, so long as AT&T PCS and TWR Cellular have the right to designate two directors in accordance with the Restated Certificate, up to two (2) AT&T PCS regional directors (in regions overlapping with or in geographic proximity to the Territory) shall have the right to attend each meeting of the Board of Directors as an observer.

          Any nomination or designation of directors and the acceptance thereof pursuant to Section 1.1 shall be evidenced in writing.

     SECTION 1.2    REMOVAL; FILLING OF VACANCIES.  Except as set forth in
     -----------    -----------------------------
Section 1.1, Executive agrees he will not vote any shares of Class A Voting Common Stock Beneficially Owned by him, to vote for the removal without cause of any director designated by any other Stockholder in accordance with Section 1.1. Any Stockholder or group of Stockholders who has the right to designate any member(s) of the Board of Directors shall have the right to replace any member(s) so designated by it (whether or not such member is removed from the Board of Directors with or without cause or ceases to be a member of the Board of Directors by reason of death, disability or for any other reason) upon written notice to the other Stockholders, the Company and the members of the Board of Directors which notice shall set forth the name of the member(s) being replaced and the name of the new member(s); provided, however, that if a
                                            --------  -------
director designated pursuant to (x) Section 1.1(e)(i) is replaced by the holders of Voting Preference Stock, the individual designated by the holders of Voting Preference Stock to replace such director must be acceptable to the Cash Equity Investors in accordance with the terms of Section 1.1(e)(i), and (y) Section 1.1(e)(ii) is replaced by the holders of Voting Preference Stock, the individual designated by the holders of Voting Preference Stock to replace such director must be acceptable to the Cash Equity Investors and AT&T PCS in accordance with the terms of Section 1.1(e)(ii). Executive agrees to vote his shares of Class A Voting Common Stock, or shall otherwise take any action as is necessary, to cause the election of any successor director designated by any Stockholder pursuant to this Section 1.2. The holders of the Voting Preference Stock, agree that during the three (3) year period commencing on the date hereof they will not (i) remove the individuals nominated by them pursuant to Sections 1.1(e)(i) and 1.1(e)(ii), or (ii) nominate for election any individuals other than the individuals initially selected by them and approved in accordance with said Sections 1.1(e)(i) and (e)(ii), subject to the agreements of such individuals to serve on the Board of Directors.

     SECTION 1.3    INITIAL DIRECTORS.  In accordance with Section 228 of  the
     -----------    -----------------
Delaware General Corporation Law and pursuant to the provisions of Section 1.1 of this Agreement, Executive hereby consents to the election of and does hereby elect in accordance with Section 1.1 hereof the persons designated in Schedule II hereof as directors of the Company. Such persons shall hold office until their successors are duly elected and qualified, except as otherwise provided in this Agreement, the Joint Venture Stockholders'

Agreement or the Restated Certificate or the Restated By-Laws.

     SECTION 1.4    BUSINESS OF THE COMPANY.  The business and affairs of  the
     -----------    -----------------------
Company shall be conducted by the officers of the Company under the supervision of the Board of Directors, substantially in accordance with operating and capital expenditure budgets approved by the Board of Directors from time to time. Executive hereby approves the five (5) year build-out plan for the Business and the capital budget for the first two (2) years of the Business in the forms attached as Schedule IX of the Joint Venture Stockholders' Agreement.

     SECTION 1.5    REQUIRED VOTES.  (a)  All actions of the Board of Directors
     -----------    --------------
of the Company shall require the vote of at least a majority of the entire Board of Directors, unless otherwise required by Law, the Restated Certificate, the Restated By-Laws, the Joint Venture Stockholders' Agreement or this Agreement.

          (b) None of the following transactions or actions shall be entered into or taken by the Company, unless (i) voted for or consented to by the vote of at least three (3) of the five (5) directors designated pursuant to Sections 1.1(a) and (d) and six (6) of the eight (8) directors designated pursuant to Sections 1.1(b), (c) and (e) of the Board of Directors of the Corporation.

          1. The sale, transfer, assignment or other disposition of any material portion of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business;

          2. The merger, combination or consolidation of the Company or any of its Subsidiaries with or into any other entity, regardless of whether the Company or any such Subsidiary is the surviving entity in any such merger, combination or consolidation, the acquisition of any businesses by the Corporation, the formation of any partnership or joint venture involving the Company, or the liquidation, dissolution or winding up of the Company or any of its Subsidiary;

          3. Any offering or issuance of additional shares of Preferred Stock, Voting Preference Stock or Common Stock of, or any other securities or ownership interests in, the Company or any of its Subsidiaries, including, without limitation, warrants, options or other rights convertible or exchangeable into Preferred Stock, Voting Preference Stock or Common Stock of, or other securities or ownership interests in, the Company or any of its Subsidiaries except as contemplated by the Securities Purchase Agreement or the declaration of any dividends thereon.

          4.   The repurchase by the Company of any Company Stock

               (other than shares of Class A Voting Common Stock or Series E Preferred Stock purchased from former employees of the Company);

          5. The authorization or adoption of any amendment to the Restated Certificate, Restated By-laws or any constituent document of the Company or any of its Subsidiaries;

          6. The hiring or termination of any executive officer of the Company;

          7. The approval of, or amendment to, any operating or capital budget of the Company or any of its Subsidiaries;

          8. The incurrence by the Company or any of its Subsidiaries, whether directly or indirectly, of any indebtedness for borrowed money or capital leases in any calendar quarter in excess of $1,000,000;

          9. Any agreement or arrangement, written or oral, to pay any director, officer, agent or employee of the Company or any of its Subsidiaries $200,000 or more on an annual basis or any loan, lease, contract or other transaction with any employee of the Company or any of its Subsidiaries with an annual salary in excess of $200,000 or with any director or officer of the Company or any member of any such Person's Immediate Family;

          10. The making of, or commitment to make, any capital expenditures involving a payment or liability in any one year of $1,000,000 or more in the aggregate by the Company or any of its Subsidiaries;

          11. The initiation of any bankruptcy proceeding, dissolution or liquidation of the Company or any of its Subsidiaries; and

          12. The entering into any contract, agreement or understanding to do any of the foregoing.

     Notwithstanding the foregoing, any amendment, modification, waiver or termination of the Management Agreement shall require the affirmative vote or consent of a majority of the Board of Directors (excluding Messrs. Vento and Sullivan).

     SECTION 1.6    TRANSACTIONS BETWEEN THE COMPANY AND THE STOCKHOLDERS OR
     -----------    --------------------------------------------------------
THEIR AFFILIATES.  Except for this Agreement, the Joint Venture Stockholders'
----------------
Agreement, the Securities Purchase Agreement and the Related Agreements and the transactions contemplated hereby and thereby and any other arms-length agreements or transactions entered into from time to time between the Company and its Subsidiaries, on the one-hand, and AT&T PCS and its Affiliates, on the other hand, no Stockholder or any Affiliate of any Stockholder shall enter into any transaction with the Company or any Subsidiary of the Company unless such transaction is approved by a majority of the disinterested members of the Board of Directors. For purposes hereof, a director shall be deemed to be disinterested with respect to any such transaction if such director was not designated a director by the Stockholder that (or an Affiliate of which) proposed to engage in such transaction with the Company or any Subsidiary of the Company and such member is not an officer, director, partner, employee, stockholder of, or consultant to, such Stockholder or any of its Affiliates; provided, however, that for purposes of this Section
1.6 the directors designated pursuant to Section 1.1(e) (ii) and Section 1.9(a)
(ii) shall not be deemed to have been designated by the Cash Equity Investors, AT&T PCS or the holders of the Voting Preference Stock.

     SECTION 1.7    BOARD COMMITTEES.  An executive committee of the Board of
     -----------    ----------------
Directors (or a committee of the Board of Directors having substantially the same mandate and powers of such a committee) shall be established, which committee shall be comprised of five (5) individuals as follows: one (1) of the Series A Preferred Directors, one of the directors selected by the Cash Equity Investors pursuant to Section 1.1(a), Mr. Vento (so long as he is an officer of the Company), one (1) of the directors selected pursuant to Section 1.1(e)(i) and one (1) of the directors selected pursuant to Section 1.1(e)(ii).

     SECTION 1.8    VOTING AGREEMENTS AND VOTING TRUSTS.  Except as disclosed on
     -----------    -----------------------------------
Schedule X of the Joint Venture Stockholders' Agreement or referred to in this
Section 1.8, Executive agrees that he will not, directly or indirectly, deposit any of his shares of Series E Preferred Stock and/or Common Stock in a voting trust or other similar arrangement or, except as expressly provided herein, subject such shares to a voting agreement or other similar arrangements. Each of AT&T PCS and TWR Cellular covenants and agrees that it will not, directly or indirectly, enter into a voting or similar agreement with any Transferee of shares of Series A Preferred Stock. Each holder of Voting Preference Stock shall vote all shares of Voting Preference Stock owned by him in accordance with the vote of holders of a majority of the shares of Voting Preference Stock.

     SECTION 1.9    BOARD OF DIRECTORS AFTER VOTING PREFERENCE STOCK.  Effective
     -----------    ------------------------------------------------
on the later to occur of (x) the date that holders of shares of Voting Preference Stock shall vote as a class with holders of Class A Voting Common Stock, and (y) immediately prior to the IPO Date, the Board of Directors shall consist of seven (7) directors, Executive hereby agrees that he will vote all of the shares Class A Voting Common Stock owned or held of record by him (whether now owned or hereafter acquired), in person or by proxy, to cause the election of directors as follows:

          (a) (i) two (2) individuals selected by holders of a Majority in Interest of the Common Stock Beneficially Owned by the Cash Equity Investors, in their sole discretion and (ii) two (2) additional individuals selected by holders of a Majority in Interest of the Common Stock held by the Cash Equity Investors, which two (2) additional individuals shall be acceptable to the Management Stockholders (in each case so long as each is an officer of the Company) and AT&T PCS, in the discretion of the Management

Stockholders, on the one hand, and AT&T PCS, on the other hand;

          (b) Two (2) individuals employed by the Company and selected by the Management Stockholders (in each case so long as the Management Stockholders are officers of the Company), one of whom shall be acceptable to holders of a Majority in Interest of the Class A Voting Common Stock Beneficially Owned by the Cash Equity Investors and AT&T PCS, in the reasonable discretion of such Cash Equity Investors, on the one hand, and AT&T PCS on the other hand; and

          (c) One (1) individual elected by AT&T PCS in its capacity as holder of Series A Preferred Stock so long as it has the right to elect one director in accordance with the Restated Certificate.

     In the event that an individual selected by the Management Stockholders pursuant to clause (b) above shall cease to be an officer of the Company, such
            ----------
individual shall resign (or the other directors or Stockholders shall remove him) from the Board of Directors and the Board of Directors shall select a replacement from the executives of the Company who shall be reasonably acceptable to a Majority in Interest of the Cash Equity Investors, on the one hand, and AT&T PCS, on the other hand, in each case in its sole discretion. In the event that AT&T PCS and TWR Cellular shall cease to be entitled to elect one
(1) Series A Preferred Director, such director shall resign (or the other directors or Stockholders shall remove him) from the Board of Directors and the remaining directors shall take such action so that the number of directors constituting the entire Board of Directors shall be reduced accordingly.

                                  ARTICLE II
                                  ----------
                              TRANSFER OF SHARES
                              ------------------

     SECTION 2.1    General.
     -----------

          (a) Executive agrees that at all times prior to the IPO Date he shall not, directly or indirectly, transfer, sell, assign, pledge, tender or otherwise grant, create or suffer to exist a lien in or upon, give, place in trust, or otherwise voluntarily or involuntarily (including transfers by testamentary or intestate succession) dispose of by operation of law, offer or otherwise (any such action being referred to herein as a "Transfer"), any of the Grant Shares which have vested (the "Vested Shares"), except after complying first with
Section 2.2 and next with Section 2.3, if applicable.

          (b) Executive agrees that at all times on and after the IPO Date he shall not, directly or indirectly, transfer any of the Vested Shares except after complying first with Section 2.2 and next with Section 2.3, if applicable, provided, however, Executive shall not be required to comply with Section 2.2 if
--------  -------
he first complies with the applicable provisions of Section 2.4 in connection with Transfers of Common Stock pursuant to Rule 144, or in any single transaction or series of related transactions to one or more persons which results in the Transfer by Executive (together with any other stockholder of the Company participating in such single transaction or series of related transactions) of not more than ten percent (10%) of the Common Stock on a fully diluted basis (excluding for such purposes the Series A Preferred Stock).

          (c) Prior to the IPO Date, Executive agrees that he will not transfer any Vested Shares of Preferred Stock held by him except after complying with
Section 2.2; it being understood that on and after the IPO Date, Executive may transfer his Vested Shares of Preferred Stock free from any restrictions on transfer of such shares under this Agreement, but subject at all times to the restrictions imposed by federal and state securities laws.

     SECTION 2.2    Right of  First Offer.
     -----------

          (a) If Executive desires to Transfer any or all of his Vested Shares of Preferred Stock or Common Stock (collectively, the "Offered Shares"), he shall give written notice (the "Offer Notice") to the Company and to each Stockholder entitled to become the First Offeree of such Offered Shares, as determined below. Each Offer Notice shall describe in reasonable detail the number of shares of each class of Offered Shares, the cash purchase price requested and all other material terms and conditions of the proposed Transfer. The Offer Notice shall constitute an irrevocable offer (a "First Offer") to sell all (and not less than all) of the Offered Shares to the First Offeree(s) at a cash price equal to the price contained in such Offer Notice and upon the same terms as the terms contained in such Offer Notice. The First Offeree shall have the irrevocable right and option, exercisable as provided below, but not the obligation, to accept the First Offer as to all (and not less than all) of the Offered Shares. The "First Offeree" shall be AT&T PCS.

          (b) The option provided for herein shall be exercisable by the First Offeree by giving written notice (a "Purchase Notice"), that the First Offeree desires to purchase all (and not less than all) of such Offered Shares from the Seller, to the Stockholders (other than the Seller) and the Company not later than ten (10) business days (the "First Offer Period") after the date of the Offer Notice. The purchase of the Offered Shares by the First Offeree shall be closed at the principal executive offices of the Company on a date specified by the First Offeree upon at least five (5) business days' notice, that is within thirty (30) days after the expiration of the First Offer Period; provided,
                                                                 --------
however, that if such purchase is subject to the consent of the FCC or any
-------
public service or public utilities commission, the purchase of the Offered Shares shall be closed on the first business day after all such consents shall have been obtained by Final Order.

          (c) If the First Offeree declines (which shall include the failure to give timely notice of acceptance) to purchase all of the Offered Shares subject to the First Offer within the First Offer Period, the Seller shall have the right (for a period of ninety (90) days following the expiration of the First Offer Period) to consummate the sale of the Offered Shares to any person; provided, however, that the purchase price of such Offered Shares payable by
--------  -------
such person must be at least equal to the cash purchase price thereof set forth in the Offer Notice and all other terms and conditions of any such sale shall not be more beneficial to such third party than those contained in the Offer Notice. If any Offered Shares are not sold pursuant to the provisions of this
Section 2.2 prior to the expiration of the ninety (90) day period specified in the immediately preceding sentence, such Offered

Shares shall become subject once again to the provisions and restrictions hereof; provided, however, that if such purchase is subject to the consent of
        --------  -------
the FCC or any public service or public utilities commission, the purchase of the Offered Shares shall be closed on the first business day after all such consents shall have been obtained by Final Order.

          (d) The purchase price of any Offered Shares Transferred pursuant to this Section 2.2 shall be payable in cash by certified bank check or by wire transfer of immediately available funds.

     SECTION 2.3    Rights of Inclusion.
     -----------

          (a) Executive shall not, directly or indirectly, Transfer, in any single transaction or series of related transactions to one or more Persons (each such Person an "Inclusion Event Purchaser") shares of any series or class of stock issued by the Company (collectively, "Inclusion Stock") in circumstances in which, after giving effect to such Transfer, whether acting alone or in concert with any other Stockholder (such parties referred to herein as "Selling Stockholders") would result in such Selling Stockholder(s) Transferring twenty-five percent (25%) or more of the outstanding shares of any such class of Inclusion Stock outstanding on the date of such proposed Transfer on a fully diluted basis (an "Inclusion Event"), unless the terms and conditions of such sale to such Inclusion Event Purchaser shall include an offer to AT&T PCS, the Cash Equity Investors, and the Management Stockholders (each, an "Inclusion Event Offeree") to Transfer to such Inclusion Event Purchasers up to that number of shares of any class of Inclusion Stock then beneficially owned (as defined in the Securities Exchange Act of 1934) by each Inclusion Event Offeree that bears the same proportion to the total number of shares of Inclusion Stock at that time beneficially owned (without duplication) by each such Inclusion Event Offeree as the number of shares of Inclusion Stock being Transferred by the Selling Stockholders (including shares of Inclusion Stock theretofore Transferred if in any applicable series of related transactions) bears to the total number of shares of Inclusion Stock at the time beneficially owned (without duplication) by the Selling Stockholders (including shares of Inclusion Stock theretofore Transferred if in any applicable series of related transactions). If the Selling Stockholders receive a bona fide offer from an Inclusion Event Purchaser to purchase shares of Inclusion Stock in circumstances in which, after giving effect to such sale would result in an Inclusion Event, and which offer such Selling Stockholders wish to accept, the Selling Stockholders shall then cause the Inclusion Event Purchaser's offer to be reduced to writing (which writing shall include an offer to purchase shares of Inclusion Stock from each Inclusion Event Offeree according to the terms and conditions set forth in this Section 2.3) and the Selling Stockholders shall send written notice of the Inclusion Event Purchaser's offer (the "Inclusion Notice") to each Inclusion Event Offeree, which Inclusion Notice shall specify
(i) the names of the Selling Stockholders, (ii) the names and addresses of the proposed acquiring Person, (iii) the amount of shares proposed to be Transferred and the price, form of consideration and other terms and conditions of such Transfer (including, if in a series of related transactions, such information with respect to shares of Inclusion Stock theretofore Transferred), (iv) that the acquiring Person has been informed of the rights provided for in this
Section 2.3 and has agreed to purchase shares of Inclusion Stock in accordance with the terms hereof, and (v) the date by which each other Selling Stockholder may exercise its respective rights contained in this Section 2.3, which date shall not be less than thirty
(30) days after the giving of the Inclusion Notice. The Inclusion Notice shall be accompanied by a true and correct copy of the Inclusion Event Purchaser's offer. At any time within thirty (30) days after receipt of the Inclusion Notice, each Inclusion Event Offeree may accept the offer included in the Inclusion Notice for up to such number of shares of Inclusion Stock as is determined in accordance with this Section 2.3, by furnishing written notice of such acceptance to each Selling Stockholder, and delivering, to an escrow agent (which shall be a bank or a law or accounting firm designated by the Inclusion), on behalf of the Selling Stockholders, the certificate or certificates representing the shares of Inclusion Stock to be sold pursuant to such offer by each Inclusion Event Offeree, duly endorsed in blank, together with a limited power-of-attorney authorizing the escrow agent, on behalf of the Inclusion Event Offeree, to sell the shares to be sold pursuant to the terms of such Inclusion Event Purchaser's offer.

     In the event that the Inclusion Event Purchaser does not agree to purchase all of the shares of Inclusion Stock proposed to be sold by the Selling Stockholders and the Inclusion Event Offerees, then each Selling Stockholder and Inclusion Event Offeree shall have the right to sell to the Inclusion Event Purchaser that number of shares of Inclusion Stock as shall be equal to (x) the number of shares of Inclusion Stock which the Inclusion Event Purchaser has agreed to purchase times (y) a fraction, the numerator of which is the number of shares of Inclusion Stock beneficially owned (without duplication) by such Selling Stockholder or Inclusion Event Offeree and the denominator of which is the aggregate number of shares of Inclusion Stock beneficially owned (without duplication) by all Selling Stockholders and Inclusion Event Offerees. If any Inclusion Event Offeree desires to sell less than its proportionate amount of shares of Inclusion Stock that it is entitled to sell pursuant to this Section 2.3, then the Selling Stockholders and the remaining Inclusion Event Offerees shall have the right to sell to the Inclusion Event Purchaser an additional amount of shares of Inclusion Stock as shall be equal to (x) the number of shares of Inclusion Stock not being sold by any such Inclusion Event Purchasers times (y) a fraction, the numerator of which is the number of shares of Inclusion Stock owned such Selling Stockholder or remaining Inclusion Event Offeree and the denominator of which is the aggregate number of shares of Inclusion Stock beneficially owned (without duplication) by all Selling Stockholders and remaining Inclusion Event Offerees. Such process shall be repeated in series until all of the remaining Inclusion Event Offerees agree to sell their remaining proportionate number of shares of Inclusion Stock.

          (b)  The purchase from each Inclusion Event Offeree pursuant to this
Section 2.3 shall be on the same terms and conditions, including the price per share received by the Selling Stockholders and stated in the Inclusion Notice provided to each Inclusion Event Offeree.

          (c) Simultaneously with the consummation of the sale of the shares of Inclusion Stock of the Selling Stockholders and each Inclusion Event Offeree to the Inclusion Event Purchaser pursuant to the Inclusion Event Purchaser's offer, the Selling Stockholders shall notify each Inclusion Event Offeree and shall cause the purchaser to remit to each Inclusion Event Offeree the total sales price of the shares of Inclusion Stock held by each Inclusion Event Offeree sold pursuant thereto and shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may be reasonably requested by each Inclusion Event Offeree.

          (d) If within thirty (30) days after receipt of the Inclusion Notice, an Inclusion Event Offeree has not accepted the offer contained in the Inclusion Notice, such Inclusion Event Offeree shall be deemed to have waived any and all rights with respect to the sale described in the Inclusion Notice (but not with respect to any subsequent sale, to the extent this Section 2.3 is applicable to such subsequent sale) and the Selling Stockholders shall have sixty (60) days in which to sell not more than the number of shares of Inclusion Stock described in the Inclusion Notice, on terms not more favorable to the Selling Stockholders than were set forth in the Inclusion Notice; provided, however, that if such
                                             --------  -------
purchase is subject to the consent of the FCC or any public service or public utilities commission, the purchase of the Offered Shares shall be closed on the first business day after all such consents shall have been obtained by Final Order.

     SECTION 2.4    RIGHT OF FIRST NEGOTIATION.   In the event that Executive
     -----------    --------------------------
desires to Transfer any shares of Common Stock following the IPO Date in a Transfer described in Section 2.1(b), he shall give written notice thereof to AT&T PCS, such notice to specify, among other things, the number of shares that he desires to sell. For the applicable first negotiation period hereinafter set forth, AT&T PCS shall have the exclusive right to negotiate with Executive with respect to the purchase of such shares; it being understood and agreed that such exclusive right shall not be deemed to be a right of first offer or right of first refusal for the benefit of AT&T PCS and Executive shall have the right to reject any offer made by AT&T PCS during such applicable first negotiation period. Upon the expiration of such applicable first negotiation period, Executive shall have the right (for the applicable offer period hereinafter set forth with respect to each applicable first negotiation period), following the expiration of such applicable first negotiation period, to offer and sell such shares included in such written notice on such terms and conditions as shall be acceptable to such Executive in his sole discretion. If any of such shares included in such written notice are not sold pursuant to the provisions of this
Section 2.4 prior to the expiration of the applicable offer period, such shares shall become subject once again to the provision and restrictions hereof.

     If Executive desires to Transfer shares of Common Stock pursuant to Rule 144, the applicable first negotiation period shall be three (3) hours (it being understood and agreed that Executive shall, in addition to giving written notice of such proposed Transfer by facsimile, use commercially reasonable efforts to contact AT&T PCS by telephone) and the applicable offer period upon the expiration of such first negotiation period shall be five (5) business days, and in any single transaction or series of related transactions to one or more persons which will result in the Transfer by Executive (together with any other Stockholder participating in such single transaction or series of related transactions) of not more than ten percent (10%) of the Common Stock on a fully diluted basis (excluding for such purposes the Series A Preferred Stock), the applicable first negotiation period shall be one (1) business day, so long as notice of such proposed Transfer is given to AT&T PCS prior to 9:00 A.M. on the day prior to the date of such proposed Transfer (it being understood and agreed that Executive shall, in addition to giving written notice of such proposed Transfer by facsimile, use commercially reasonable efforts to contact AT&T PCS by telephone) and the applicable offer period upon the expiration of such first negotiation period shall be ten (10) business days.

     Section 2.5    Additional Conditions to Permitted Transfers.
     -----------

          (a) Upon any Transfer pursuant to Section 2.2 or Section 2.3, each Transferee that is not a party hereto shall, prior to such Transfer, agree in writing to be bound by all of the provisions of this Agreement applicable to Executive (and shall thereby become a Stockholder for all purposes of this Agreement). Any Transfer without compliance with such provisions of this Agreement shall be null and void and such Transferee shall have no rights as a Stockholder of the Company.

          (b) Notwithstanding anything to the contrary contained in this Agreement, Executive agrees that he will not effect a Transfer of shares of Company Stock to anyone prohibited by the Company; provided, however, that
                                                   --------  -------
nothing contained in this Section 2.5(b) shall be construed to prohibit a Transfer of Common Stock by Executive after the IPO Date pursuant to an underwritten registration or in accordance with the provisions of Rule 144.

     Section 2.6    Representations And Warranties. A Stockholder purchasing
     -----------    ------------------------------
shares of Company Stock pursuant to Section 2.2 shall be entitled to receive representations and warranties from the transferring Stockholder that such Stockholder has the authority (corporate or otherwise) to sell such shares, is the sole owner of such shares, and has good and valid title to such shares, free and clear of any and all Liens (other than pursuant to this Agreement, the Restated Certificate or any Related Agreement), and that the sale of such shares does not violate any agreement to which it is a party or by which it is bound.

     Section 2.7    Stop-Transfer.
     -----------

          (a) The Company agrees not to effect any Transfer of shares of Company Stock by Executive whose proposed Transfer is subject to Sections 2.2,
2.3 or 2.4 until it has received evidence reasonably satisfactory to it that the rights provided to any other Stockholders pursuant to such Sections, if applicable to such Transfer, have been complied with and satisfied in all respects. No Transfer of any shares of Preferred Stock and/or Common Stock shall be made except in compliance with all applicable securities laws. Any Transfer made in violation of this Agreement shall be null and void.

                                  ARTICLE III
                                  -----------
                    After-acquired Shares; Recapitalization
                    ---------------------------------------

     Section 3.1    After Acquired Shares; Recapitalization
     -----------

          (a) All of the provisions of this Agreement shall apply to all of the shares of Equity Securities now owned or hereafter issued or transferred to Executive or to his Affiliated Successors in consequence of any additional issuance, purchase, exchange or reclassification of shares of Equity Securities, corporate reorganization, or any other form of recapitalization, or consolidation, or merger, or share split, or share dividend, or which are acquired by Executive or his Affiliated Successors in any other manner.

          (b) Whenever the number of outstanding shares of Equity Securities is changed by reason of a stock dividend or a subdivision or combination of shares effected by a reclassification of shares, each specified number of shares referred to in this Agreement shall be adjusted accordingly.

     Section 3.2    Amendment Of Restated Certificate.  Whenever The Number Of
     -----------    ---------------------------------
shares of authorized Common Stock is not sufficient in order to issue shares of Common Stock upon conversion of Preferred Stock in accordance with the Restated Certificate, (i) the Company shall promptly amend the Restated Certificate in order to authorize a sufficient number of shares of Common Stock, and (ii) Executive agrees to vote his shares of Preferred Stock and Common Stock in favor of such amendment.

                                  ARTICLE IV
                                  ----------
                              Share Certificates
                              ------------------

       Section 4.1  Restrictive Endorsements; Replacement Certificates.  Each
       -----------  --------------------------------------------------
certificate representing the shares of Equity Securities now or hereafter held by a Stockholder (including any such certificate delivered upon conversion of the Preferred Stock) or delivered in substitution or exchange for any of the foregoing certificates shall be stamped with legends in substantially the following form:

          (a) "The shares represented by this Certificate are subject to a Stockholders' Agreement dated as of July 17, 1998, a copy of which is on file at the offices of the Company and will be furnished by the Company to the holder hereof upon written request. Such Stockholders' Agreement provides, among other things, for the granting of certain restrictions on the sale, transfer, pledge, hypothecation or other disposition of the shares represented by this Certificate, and that under certain circumstances, the holder hereof may be required to sell the shares represented by this Certificate. By acceptance of this Certificate, each holder hereof agrees to be bound by the provisions of such Stockholders' Agreement. The Company reserves the rights to refuse to transfer the shares represented by this Certificate unless and until the conditions to transfer set forth in such Stockholders' Agreement have been fulfilled"; and

          (b) "The securities represented by this Certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities or 'Blue Sky' laws. Said securities may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, unless and until registered under the Act and the rules and regulations thereunder and all applicable state securities or 'Blue Sky' laws or exempted therefrom under the Act and all applicable state securities or 'Blue Sky' laws."

     Executive agrees that he will deliver all certificates for shares of Equity Securities owned by him to the Company for the purpose of affixing such legends thereto.

          (c) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing shares of Equity Securities subject to this Agreement and of a bond or other indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender of such certificate, if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate.

                                   ARTICLE V
                                   ---------
                                 Miscellaneous
                                 -------------

       Section 5.1  Notices.  All notices or other communications hereunder
       -----------  -------
shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof:

          If to AT&T PCS or TWR Cellular:

               c/o AT&T Wireless Services, Inc.
               5000 Carillon Point
               Kirkland, Washington 98033
               Attention: William W. Hague
               Telephone: (425) 828-8461
               Facsimile: (425) 828-8451

          With a copy to:

               AT&T Corp.
               295 North Maple Avenue
               Basking Ridge, NJ 07920
               Attention:  Corporate Secretary
               Telephone:
               Facsimile:  (908) 953-4657

               and

               Friedman Kaplan & Seiler LLP
               875 Third Avenue, 8th Floor
               New York, New York 10022
               Attention:  Daniel M. Taitz

               Telephone:  (212) 833-1109
               Facsimile:  (212) 355-6401

               and

               Rubin Baum Levin Constant & Friedman
               30 Rockefeller Plaza
               New York, New York 10112
               Attention:  Gregg S. Lerner, Esq.
               Telephone:  (212) 698-7705
               Facsimile:  (212) 698-7825

          If to a Cash Equity Investor, to its address set forth on Schedule I.

          With a copy to:

               Mayer, Brown & Platt
               1675 Broadway
               New York, New York 10019
               Attention: Mark S. Wojciechowski, Esq.
               Telephone: (212) 506-2525
               Facsimile: (212) 262-1910

          If to a Management Stockholder or to the Company, to the address set forth in the Securities Purchase Agreement. If to Executive, to the address set forth in the Share Grant Agreement.

          With a copy to each other party sent to the addresses set forth in this Section 5.1.

     Section 5.2    Waiver   failure or delay on the part of any Stockholder in
     -----------    ------
exercising any right, power or privilege hereunder, nor any course of dealing between the Company and any Stockholder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which any Stockholder would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Stockholders or any of them to take any other or further action in any circumstances without notice or demand.

     Section 5.3    Modification.  The terms and provisions of any change or
     -----------    ------------
modification to the Joint Venture Stockholders' Agreement made effective pursuant to Section 12(b) of the Joint Venture Stockholders' Agreement, shall be reflected in full in this Agreement as of the same was approved by the parties hereto.

     Section 5.4    Obligations Several.  The obligations of each Stockholder
     -----------    -------------------
under this Agreement shall be several with respect to each such Stockholder.

     Section 5.5    Governing Law.  This Agreement shall be governed and
     -----------    -------------
construed in accordance with the law of the State of Delaware.

     Section 5.6    Benefit And Binding Effect; Severability.  This Agreement
     -----------    ----------------------------------------
shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and each of the Stockholders and their respective executors, administrators and personal representatives and heirs and permitted assigns. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy or any listing requirement applicable to the Common Stock, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto affected by such determination in any material respect shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions hereof are given effect as originally contemplated to the greatest extent possible.

     Section 5.7    Counterparts.  This Agreement may be executed in two or more
     -----------    ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed or consent this Agreement to be executed by its duly authorized officers as of the date first written above.

                                   TELECORP PCS, INC.


                                   By: /s/ Thomas Sullivan
                                       -----------------------------------------
                                   Name:  Thomas Sullivan
                                   Title: Executive Vice President

EXECUTIVE:                          /s/ Steven Chandler
                                    --------------------------------------------
                                    Steven Chandler

By execution hereof, the Company and Executive agree that AT&T PCS, TWR Cellular, the Cash Equity Investors and the Management Stockholders are to be bound by the obligations in, and entitled to the benefits of, this Agreement by virtue of their respective execution of that certain Agreement by and among them and the Company dated as of the date of the Joint Venture Stockholders' Agreement.

                                                                      Schedule I

                             Cash Equity Investors
                             ---------------------

CB Capital Investors, L.P.
380 Madison Avenue, 12th Floor
New York, NY 10017
Attn:  Michael Hannon
Fax:   (212) 622-3101

Equity-Linked Investors-II
Private Equity Investors III, L.P.
540 Madison Avenue, 36th Floor
New York, NY 10022
Attn:  Rohit M. Desai
Fax:  (212) 752-7807

Hoak Communications Partners, L.P.
HCP Capital Fund, L.P.
One Galleria Tower
13355 Noel Road, Suite 1050
Dallas, Texas 75240
Attn:  James Hoak
Fax:   (972) 960-4899

Whitney Equity Partners, L.P.
J.H. Whitney III, L.P.
Whitney Strategic Partners III, L.P.
177 Broad Street, 15th Floor
Stamford, Connecticut 06901
Attn:  William Laverack, Jr.
Fax:   (203) 973-1422

Entergy Technology Holding Company
Three Financial Centre
900 South Shackleford Road
Suite 210
Little Rock, Arkansas 72211
Attn:  John A. Brayman
Fax:  (501) 954-5095

Media/Communications Partners III Limited Partnership
Media/Communications Investors Limited Partnership
75 State Street, Suite 2500
Boston, MA 02109
Attn:  James F. Wade
Fax:   (617) 345-7201

One Liberty Fund III, L.P.
Boston, MA 02109
Attn:  Joseph T. McCullen
Fax:   (617) 423-1765

Toronto Dominion Investments, Inc.
31 West 52nd Street
New York, NY 10019-6101
Attn:  Brian Rich
Fax:   (212) 974-8429

(with a copy to)
Toronto Dominion Investments, Inc.
909 Fannin
Suite 1700
Houston, Texas 77010
Attn:  Martha Gariepy
Fax:   (713) 652-2647

Northwood Ventures LLC
Northwood Capital Partners LLC
485 Underhill Boulevard, Suite 205
Syosset, New York 11791-3419
Attn:  Peter Schiff
Fax:   (516) 364-0879

                                                                     Schedule II

                               Initial Directors
                               -----------------

                                 William Hague
                                Thomas Sullivan
                                Michael Hannon
                                  James Hoak
                                  Rohit Desai
                                 William Bandt
                               Joseph O'Donnell
                                   Kurt Maas
                                 Gerald Vento
                                  James Wade
                             William Laverack, Jr.
                                Scott Anderson
                                William Kussell